Exhibit 3.741
C-101 Prescribed by Secretary of State—Ted W. Brown.
Articles of Incorporation
- OF -
R. C. MILLER REFUSE SERVICE INC.

(Name of Corporation)
     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:
     FIRST. The name of said corporation shall be
R.C. MILLER REFUSE SERVICE INC.

     SECOND. The place in Ohio where its principal office is to be located is

RED #2, Minerva, Augusta Township,	Carroll	County.

(City, Village or Township)
     THIRD. The purposes for which it is formed are:
     To establish, maintain, conduct and carry on the business of refuse collection, and disposal; and in conjunction therewith, to acquire, own, store, hold, use, sell, distribute, lease, pledge, and otherwise dispose of and generally deal with any and all phases of business that may be allied with the general refuse business.
     To build, purchase, lease as lessee or otherwise acquire, own, hold, use, improve, equip and maintain, mortgage, convey in trust, or otherwise encumber, sell, convey, assign, lease as lessor, and otherwise of any and all personal property of value.
     In furtherance and not in limitation of the general powers conferred by the laws of the State of Ohio, and the objects and purposes herein set forth, it is expressly provided that this corporation shall have the power and authority to carry on any other business which may seem to the Corporation capable of being carried on in connection with the power of calculated directly or indirectly to enhance the value of the corporation’s property or right and to exercise all powers incidental to the purposes herein stated.

     FOURTH. The number of shares which the corporation is authorized to have outstanding is
     Two Hundred Fifty and no/100 (250) Shares
     FIFTH. The amount of stated capital with which the corporation shall begin business is Five Hundred and no/100 Dollars ($500.00).
     IN WITNESS WHEREOF, We have hereunto subscribed our names, this 6th day of June,1969.
/s/ R.C. MILLER REFUSE SERVICE INC.

(Name of Corporation)
/s/ Ronald C. Miller

RONALD C. MILLER
/s/ Patricia A. Miller

PATRICIA A. MILLER
/s/ Kenneth W. Davies

KENNETH W. DAVIES
(INCORPORATORS’ NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N. B.	Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.